UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 5, 2007
Date of Report (Date of earliest event reported)

NYSE Euronext, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-137506	20-5110848
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

11 Wall Street
New York, New York		10005
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 656-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     As previously disclosed, pursuant to a Combination Agreement (the “Combination Agreement”), dated as of June 1, 2006 and amended and restated as of November 24, 2006, NYSE Group, Inc. (“NYSE Group”) and Euronext N.V. (“Euronext”) have agreed to combine their businesses under a newly formed holding company, NYSE Euronext, Inc. (“NYSE Euronext”). Pursuant to the terms of the Combination Agreement Euronext’s business will be brought under NYSE Euronext through an exchange offer (the “Offer”) and a post-closing reorganization, and NYSE Group’s business will be brought under NYSE Euronext through a merger (the “Merger”).

     On January 5, 2007, NYSE Euronext and NYSE Group entered into a €2.5 billion Credit Agreement (the “Credit Agreement”), by and among NYSE Euronext, as borrower, NYSE Group, as guarantor until the completion of the Merger, the lender parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as syndication agent, Société Générale, as documentation agent, and the presenting banks referred to therein. The Credit Agreement is a 364-day revolving facility with availability of funds in U.S. dollars or Euros. The purpose of the Credit Agreement is limited to the funding of the cash consideration payable to Euronext shareholders who tender their shares in the Offer.

     NYSE Euronext may elect to have revolving loans under the Credit Agreement borrowed in U.S. dollars or Euros, with various interest rate options. On the effective date of the Credit Agreement, no borrowings were funded under the Credit Agreement. In addition, NYSE Euronext will pay a commitment fee of 0.02% per annum of the unused commitment amount, commencing on the effective date of the Credit Agreement.

     The Credit Agreement is unsecured and contains customary representations and warranties (including, but not limited to, those relating to organization and authorization, compliance with laws and litigation) and customary events of default (including, but not limited to, monetary defaults, covenant defaults and bankruptcy events). The Credit Agreement does not contain a financial covenant.

     This description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

                 ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of January 5, 2007, among NYSE Euronext, Inc.,
NYSE Group, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as
Administrative Agent, and (for the sole purposes of Sections 2.03, 2.04,
2.06(b), 4.03, 7.02 and 9.01 of the Credit Agreement) the presenting bank parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE EURONEXT, INC.

Dated: January 9, 2007	By: /s/ Nelson Chai___________________
Name: Nelson Chai
Title: Chief Financial Officer

Additional Information About the Pending Transaction

In connection with the proposed business combination transaction between NYSE Group and Euronext, a newly formed holding company, NYSE Euronext, has filed with the SEC a Registration Statement on Form S-4 (File No. 333-137506) (the “S-4”) that includes a proxy statement of NYSE Group, a shareholder circular of Euronext, and an exchange offer prospectus, each of which constitutes a prospectus of NYSE Euronext. The parties have filed other publicly available relevant documents concerning the proposed transaction with the SEC. The SEC declared the S-4 effective on November 27, 2006.

NYSE GROUP STOCKHOLDERS AND EURONEXT SHAREHOLDERS ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS, SHAREHOLDER CIRCULAR/PROSPECTUS AND EXCHANGE OFFER PROSPECTUS REGARDING THE PROPOSED BUSINESS COMBINATION TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

You may obtain a free copy of the S-4, the final proxy statement/prospectus, the final shareholder circular prospectus, and, if and when such document becomes available, exchange offer prospectus and other related documents filed by NYSE Group and NYSE Euronext with the SEC at the SEC’s Web site at www.sec.gov. The final proxy statement/prospectus, shareholder circular/prospectus and, if and when it becomes available, exchange offer prospectus and the other documents may also be obtained for free by accessing NYSE Group’s Web site at http://www.nyse.com.

NYSE Group, Euronext and their directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NYSE Group stockholders in respect of the proposed business combination transaction. You can find information about NYSE Group’s executive officers and directors in NYSE Group’s definitive proxy statement relating to its annual meeting of shareholders, filed with the SEC on April 28, 2006. Additional information regarding the interests of such potential participants is included in the S-4 and the other relevant documents filed with the SEC. You can obtain free copies of these documents from NYSE Group by contacting its investor relations department.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.